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                                                                    Exhibit 10.8


                              EMPLOYMENT AGREEMENT
                              --------------------

         This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on and effective as of the 1st day of January, 2001, by and between INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and THOMAS J. KEENAN ("Employee").

                                     RECITAL

         The Company desires to employ Employee, and Employee is willing to accept employment by the Company, in each case on the terms and subject to the conditions set forth in this Agreement. NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1.       POSITION AND DUTIES.

                  1.1. During the term of this Agreement, Employee agrees to be employed by and to serve the Company on a full-time basis as President and Chief Executive Officer and to perform such duties consistent with such position as may be assigned to him from time to time by the Chairman and the Board of Directors of the Company. Employee's principal place of business with respect to his services to the Company shall be Huntsville, Alabama; PROVIDED that Employee agrees to undertake such travel as may be required in the performance of his duties. All travel expenses of Employee shall be reimbursed in accordance with
Section 3.3(c) below.

                  1.2. Employee shall carry out his duties under the general supervision and direction of the Chairman and the Board of Directors of the Company and in accordance with the Company's policies, rules and procedures in force from time to time.

                  1.3. Employee shall devote his full time, attention, skill and efforts to his tasks and duties hereunder and to the affairs of the Company. Without the prior written consent of the Company, Employee shall not provide services for compensation to any other person or business entity while employed by the Company or be engaged in any other business activity, whether or not such other business activity is pursued for profit or pecuniary advantage.

         2.       TERM OF EMPLOYMENT.

                  2.1. BASIC TERM. The term of employment under this Agreement (the "Term") shall begin on the date of this Agreement and shall continue through December 31, 2001 (the "Expiration Date"), unless earlier terminated in accordance with this Article 2 or extended pursuant to the following sentence. Unless written notice is given by the Company or Employee to the other party at least ninety (90) days prior to the Expiration Date (or any later date to which the Term shall have been extended in accordance with this Section 2.1) advising

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such other party that the party giving such notice does not desire to extend or further extend this Agreement, the Term shall automatically be extended for an additional one-year period without further action of the parties.

                  2.2. TERMINATION FOR CAUSE. Termination for Cause (as defined in Section 2.8 below) may be effected by the Company at any time during the Term of this Agreement and shall be effected by written notification to Employee from the Board of Directors stating the reason for termination. Such termination shall be effective immediately upon the giving of such notice, unless the Board of Directors shall otherwise determine. Upon Termination for Cause, Employee shall be paid all accrued salary, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder prior to such termination, all to the date of termination, but Employee shall not be entitled to any other compensation or reimbursement of any kind, including without limitation severance compensation.

                  2.3. TERMINATION AT WILL. Notwithstanding anything else in this Agreement, the Company may effect a Termination at Will (as defined in Section 2.8 below) at any time during the Term of this Agreement upon giving written notice to Employee of such termination. Upon any Termination at Will, Employee shall be paid all accrued salary, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation required under Section 4.1, but no other compensation or reimbursement of any kind. The Company may effect a Termination at Will by giving sixty (60) days' written notice to Employee of such termination.

                  2.4. TERMINATION BY REASON OF DISABILITY. If, during the Term of this Agreement, a physician selected by the Company certifies that Employee has become physically or mentally incapacitated or unable to perform his full-time duties under this Agreement, and that such incapacity has continued or will continue for a period of five consecutive months or 180 calendar days within any period of 365 consecutive days, the Company shall have the right to terminate Employee's employment hereunder by written notification to Employee, and such termination shall be effective on the seventh (7th) day following the giving of such notice ("Termination by Reason of Disability"). In such event, the Company will pay to Employee all accrued salary, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation required under
Section 4.1, but Employee shall not be paid any other compensation or reimbursement of any kind. In the event of a Termination by Reason of Disability, upon the termination of the disability the Company will use its best efforts to reemploy Employee, provided that such reemployment need not be in the same capacity or at the same salary or benefits level as in effect prior to the Termination by Reason of Disability.

                  2.5. TERMINATION BY REASON OF DEATH. In the event of Employee's death during the Term of this Agreement, Employee's employment shall be deemed to have


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terminated as of the last day of the month during which his death occurs
("Termination by Reason of Death") and the Company shall pay to his estate or such beneficiaries as Employee may from time to time designate all accrued salary, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                  2.6. VOLUNTARY TERMINATION. In the event of a Voluntary Termination (as defined in Section 2.8 below), the Company shall pay to Employee all accrued salary, bonus compensation to the extent earned, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation. Employee may effect a Voluntary Termination by giving sixty (60) days' written notice of such termination to the Company.

                  2.7. EMPLOYEE'S OBLIGATIONS UPON TERMINATION. Upon the termination of Employee's employment for any reason, Employee shall within ten
(10) days of such termination return to the Company all personal property and proprietary information in Employee's possession belonging to the Company. Unless and until all such property and information is returned to the Company (which shall be determined by the Company's standard termination and check-out procedures), the Company shall have no obligation to make any payment of any kind to Employee hereunder.

                  2.8. DEFINITIONS. For purposes of this Agreement the following terms shall have the following meanings:

                  (a) "TERMINATION FOR CAUSE" shall mean termination by the Company of Employee's employment by the Company by reason of:

                                    (i)   Employee's  willful dishonesty
                  towards, fraud upon, or deliberate injury or attempted injury to, or breach of fiduciary duty to, the Company; or

                                    (ii)  Employee's material breach of this
                  Agreement, including any Exhibit hereto, or of any other agreement to which Employee and the Company are parties; or

                                    (iii)   Drug or alcohol abuse; or

                                    (iv) Conduct by Employee, whether or not in
                  connection with the performance of the duties contemplated hereunder, that would result in serious prejudice to the interests of the Company if Employee were to continue to be employed, including, without limitation, the conviction of a felony or a good faith


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                  determination by the Board of Directors that Employee has
                  committed acts involving moral turpitude; or

                                    (v) Any material violation of any rule,
                  regulation or policy of the Company by Employee or Employee's failure to follow reasonable instructions or directions of the Chairman or the Board of Directors of the Company or any policy, rule or procedure of the Company in force from time to time.

                           (b) "TERMINATION AT WILL" shall mean termination by the Company of Employee's employment by the Company OTHER THAN (i) Termination for Cause, (ii) Termination by Reason of Disability (iii) Termination by reason of Death, and (iv) Voluntary Termination.

                           (c) "VOLUNTARY TERMINATION" shall mean termination by Employee of Employee's employment OTHER THAN (i) Termination by Reason of Disability and (ii) Termination by Reason of Death.

         3.       SALARY, BENEFITS AND BONUS COMPENSATION.

                  3.1. BASE SALARY. As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of
Section 2, the Company agrees to pay to Employee a "Base Salary" at the rate of $325,000 per annum payable in accordance with the Company's regular payroll practices. Such rate and Employee's performance shall be reviewed by the Company's Board of Directors or, if instituted, the Compensation Committee of the Company's Board of Director (the "Compensation Committee"), on an annual basis, commencing January 1, 2002, for a determination of whether an adjustment in Employee's Base Salary should be made, which adjustment shall be in the sole discretion of the Company's Board of Directors or the Compensation Committee.

                  3.2. INCENTIVE COMPENSATION PLAN. Employee shall be entitled to additional compensation pursuant to the Company's Incentive Compensation Plan as in effect from time to time during the Term of this Agreement.

                  3.3. ADDITIONAL BENEFITS. During the Term of this Agreement, Employee shall be entitled to the following fringe benefits:

                  (a) EMPLOYEE BENEFITS. Employee shall be eligible to participate in such of the Company's benefit plans and programs as are now generally available or later made generally available to management employees of the Company, if any.

                  (b) VACATION. Employee shall be entitled to annual paid vacation in accordance with the Company's policies in effect from time to time.

                  (c) REIMBURSEMENT FOR EXPENSES. The Company shall reimburse Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by Employee in connection with his duties under this Agreement in accordance with the Company's reimbursement policy in effect from time to time.



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         4.       SEVERANCE COMPENSATION.

                  4.1. SEVERANCE COMPENSATION IN THE EVENT OF A TERMINATION AT WILL OR TERMINATION BY REASON OF DISABILITY. In the event Employee's employment is terminated in a Termination At Will or a Termination by Reason of Disability, Employee shall be paid severance compensation in accordance with the Severance Compensation Plan described in EXHIBIT A hereto. Such compensation is the only compensation to which Employee shall be entitled following a Termination At Will or a Termination by Reason of Disability.

                  At Employee's option, Employee may, by delivery of a notice to the Company within thirty (30) days following a Termination at Will or a Termination by Reason of Disability, elect to receive from the Company the amount that would otherwise be paid to Employee pursuant to the Severance Compensation Plan described in EXHIBIT A in accelerated monthly payments equal to Employee's current monthly compensation, discounted to take such acceleration into account, such discount to be based on a discount rate equal to the interest rate on 90-day U.S. Treasury bills, as reported in the Wall Street Journal (or similar publication), on the date of delivery of the election notice (the "Discount Rate").

                  The Company may, in the Company's sole discretion, if Employee so requests within thirty (30) days following a Termination at Will or a Termination by Reason of Disability, elect to pay to Employee a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to Employee pursuant to the Severance Compensation Plan. Such present value shall be determined as of the date of payment and shall be based on the Discount Rate (as defined above) on the date of payment. If the Company elects to make a lump sum severance payment, the Company shall make such payment to Employee within ten (10) days following the date on which the Company notifies Employee of its agreement to make a lump sum payment.

                  4.2. NO SEVERANCE COMPENSATION UNDER OTHER TERMINATION. In the event of a Voluntary Termination, Termination for Cause, or Termination by Reason of Death, neither Employee nor his estate shall be paid any severance compensation.

                  5. OTHER AGREEMENTS. Employee agrees that to induce the Company to enter into this Agreement, he has concurrently executed and delivered to the Company (a) an Employee Non-Disclosure Agreement and Proprietary Rights Assignment dated as of even date herewith, in the form of EXHIBIT B hereto, and
(b) a Non-Solicitation and Non-Competition Agreement dated as of even date herewith, in the form of EXHIBIT C hereto. Employee hereby covenants and agrees to fully abide by each and every term of such agreements, and agrees and understands that a breach or violation by Employee of any provision of either of such agreements shall constitute grounds for Termination for Cause under Section 2.8(a)(ii) of this Agreement, and that no such termination shall limit or affect any other rights and remedies of the Company arising out of or in connection with any such breach or violation. The covenants on the part of Employee contained in such agreements shall survive termination of this Agreement, regardless of the reason for such termination. Employee hereby represents and acknowledges that the Company is relying on the covenants contained in such agreements in entering into this


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Agreement, and that the terms and conditions of the covenants contained in such agreements are fair and reasonable.

         6.       MISCELLANEOUS.

                  6.1. WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

                  6.2. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, including the Exhibits, represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral with respect to the subject matter hereof including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Employee from the Company. All modifications to this Agreement must be in writing and signed by both parties hereto.

                  6.3. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing to the respective persons named below:

                  If to the Company:   Integrated Defense Technologies, Inc.
                                       c/o Veritas Capital Management, LLC
                                       660 Madison Avenue
                                       New York, New York  10021
                                       Attn:  Mr. Robert B. McKeon

                  If to Employee:      Thomas J. Keenan
                                       109 Remington Road
                                       Madison, Alabama  35758


Any part may change such party's address for notices by notice duly given pursuant to this Section 6.3.

                  6.4. HEADINGS. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

                  6.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  6.6. SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.



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                  6.7. BENEFITS OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, HOWEVER, that except as herein expressly provided, this Agreement shall not be assignable either by the Company (except to an affiliate of the Company) or by Employee.

                  6.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

                  6.9. WITHHOLDINGS. All compensation and benefits to Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

                  6.10. REMEDIES. All rights and remedies of the Company hereunder shall be cumulative and the exercise of any right or remedy shall not preclude the exercise of another.

                  6.11. INTERPRETATION; REVIEW. Both parties to this Agreement have been represented by counsel in the negotiation and execution of this Agreement, and no inference shall be drawn against the drafting party. Employee acknowledges that he has in fact reviewed and discussed this Agreement with his counsel and that he understands and assents to the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                            INTEGRATED DEFENSE
                                              TECHNOLOGIES, INC.


                                            By: /s/ Robert B. Mckeon
                                                --------------------------------
                                            Title:  Chairman


                                            EMPLOYEE:


                                            /s/ Thomas J. Keenan
                                            ------------------------------------
                                            Thomas J. Keenan




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                                    EXHIBIT A
                           SEVERANCE COMPENSATION PLAN

If Employee is terminated in a Termination at Will or a Termination by Reason of Disability, Employee shall be entitled to receive 66 2/3% of Employee's most recent base weekly salary and insurance coverage (less any state unemployment or any other compensation earned from alternative employment and less any disability insurance proceeds) in accordance with the following schedule:

o        1 to 3 years of continuous corporate service:        2 weeks
o        4 years of continuous corporate service:             4 weeks
o        5 to 9 years of continuous corporate service:        8 weeks
o        10 to 14 years of continuous corporate service:      13 weeks
o        15 to 19 years of continuous corporate service:      20 weeks
o        20 or more years of continuous corporate service:    26 weeks

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                                    EXHIBIT B

                  FORM OF EMPLOYEE NON-DISCLOSURE AGREEMENT AND
                          PROPRIETARY RIGHTS ASSIGNMENT


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                        EMPLOYEE NON-DISCLOSURE AGREEMENT
                        AND PROPRIETARY RIGHTS ASSIGNMENT

         In return for new or continued employment by Integrated Defense Technologies, Inc., (the "COMPANY"), the undersigned, Thomas J. Keenan, agrees as follows:

         1. I agree to promptly disclose and describe to the Company all ideas, inventions, improvements, discoveries, enhancements, modifications, technical developments, and works of authorship (including all writings, computer programs, software and firmware), whether or not patentable or copyrightable, and whether in oral, written, or in machine readable form, which relate to or are useful to the business of the Company and/or its subsidiaries as presently conducted or as it may be conducted in the future, which are conceived, reduced to practice, or authored by me, solely or jointly with others, at any future time within the scope of my employment or with the use of the Company's time, material, facilities or funds (the "WORK PRODUCT").

         2. I hereby assign to the Company my entire right to all of the Work Product and agree that the Work Product is and will be the sole and exclusive property of the Company. I will not, however, be required to assign to the Company any invention that I developed entirely on my own time without using the Company's funds, equipment, materials or facilities, unless such invention either: (i) relates to the business of the Company and/or its subsidiaries or actual or demonstrably anticipated research or development of the Company and/or its subsidiaries, or (ii) results from or is related to or suggested by any Company research, development or other activities, including without limitation any work performed by me for the Company and/or its subsidiaries. I agree to take any acts and to execute any documents that the Company reasonably requests in order to evidence any assignment that I am required to make under this paragraph. Except for any written agreement between me and the Company, I will not be entitled to any royalty, commission, or other payment or license or right with respect to the Work Product.

         3. No Work Product will be made available by me to others during or following the term of my employment unless the Company consents in writing.

         4. I hereby grant and agree to grant to the Company and its subsidiaries the right to obtain, for their benefit and in their names, patents and patent applications (including without limitation original, continuation, reissue, utility and design patents, patents of addition, confirmation patents, registration patents, utility models, etc., and all other types of patents and the like, and all renewals and extensions of any of them) for the Work Product in all countries.

         5. Both during and after the term of my employment, I will maintain in confidence, and will not disclose or use or retain for my benefit or the benefit of anyone other than the Company any secret, proprietary or confidential information or trade secrets or know-how belonging to or in the possession of the Company and/or its subsidiaries (the "PROPRIETARY INFORMATION"), except to the extent required to perform my assigned duties on behalf of the Company in my capacity as an employee of the Company. The Proprietary Information which I agree to maintain in confidence includes, but is not limited to, technical and business information relating to the Company's inventions or products, research and development, finances, customers, marketing, future business plans, machines, equipment, services, systems, supply

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sources, cost of operations, business dealings, pricing methods, regulatory matters, software, contracts, contract performance, formulae, processes, business methods, and any information belonging to customers and suppliers of the Company and/or its subsidiaries which may have been disclosed to me as the result of my being as an employee of the Company. My promise to maintain the confidentiality of the Proprietary Information will apply whether or not the Proprietary Information is in written or permanent form, whether or not it was developed by me or by others employed by the Company and/or its subsidiaries or was obtained by the Company and/or its subsidiaries from third parties, and whether or not the Proprietary Information has been identified by the Company as secret or confidential.

         6. All records, reports, notes, compilations or other recorded matter, and any copies or reproductions thereof, that relate to the operations, activities, or business of the Company and its subsidiaries, which were made or received by me during the term of my employment (the "COMPANY MATERIALS") are and shall continue forever to be the Company's exclusive property, and I will keep the same at all times in the Company's custody and subject to its control. Upon termination of my employment or at the request of the Company before termination, I will deliver to the Company all written and tangible material in my possession incorporating the Work Product, the Proprietary Information and the Company Materials.

         7. I agree to cooperate with the Company or it designees, both during and after the term of my employment, in procuring, maintaining and protecting the Company's rights in the Work Product and the Proprietary Information, including without limitation patents and copyrights. I will sign all papers which the Company deems necessary or desirable for the procurement, maintenance and protection of such rights. I will keep and maintain adequate and current written records of all Work Product in the form of notes, sketches, drawings, or reports related to the Work Product in the manner and form requested by the Company, and such records shall be and remain the property of the Company and be available to the Company at all times.

         8. There is no other contract or duty on my part now in existence to assign Work Product or that is inconsistent with this Agreement. I will not disclose or induce the Company to use or bring onto the Company's premises any confidential information or material that I am now aware of or become aware of which belongs to anyone other than the Company. During my employment by the Company, I will not accept or engage in any employment, consulting, or other activity (a) detrimental or incompatible with my obligations to the Company, including without limitation my obligations under this Agreement, or (b) in any business competitive with the Company's business as it is presently conducted or as it may be conducted at any future time during my employment.

         9. I acknowledge that my obligations and promises under this Agreement are of a unique and intellectual character which give them particular value. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and I agree that in addition to any other rights and remedies of the Company for such breach (including without limitation remedies under the Alabama Trade Secrets Acts and monetary damages, if appropriate), the Company is entitled to injunctive relieve and/or a decree for specific performance without the necessity of proving actual damages to the Company if I breach this Agreement. All rights and remedies of


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the Company for a breach by me of this Agreement shall be cumulative and the exercise of any right or remedy by the Company will not preclude the exercise of another.

         10. Unless there is a written employment agreement for a specified term in effect between me and the Company, my employment may be terminated at any time, with or without cause, by me or the Company; however, such termination will not affect the Company's rights or my obligations under this Agreement. This Agreement represents the entire understanding between me and the Company as to the subject matter hereof. This Agreement may not be modified or amended except in a written document signed by me and the Company. This Agreement shall inure to the benefit of the Company's successors and assigns and shall be binding on my heirs, administrators and legal representatives.

         11. If the Company waives a breach by me of any provision of this Agreement, such waiver shall not operate or be construed as a waiver of any other or subsequent breach by me. If any provision of this Agreement is held to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         12. I agree that my promises contained in this Agreement are a material inducement to the Company's giving me employment, that the matters I have agreed to are fair and reasonable under the circumstances, that any Proprietary Information I receive during the course of my employment may affect the effective and successful conduct of the Company's business and goodwill, and that the Proprietary Information is provided to me in confidence due to my employment and my need to know such information in order to completely and competently perform my duties and obligations on behalf of the Company.

         13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Dated as of January 1, 2001


                                                 /s/ Thomas J. Keenan
                                                 -------------------------------
                                                     Thomas J. Keenan


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                                    EXHIBIT C

             FORM OF NON-SOLICITATION AND NON-COMPETITION AGREEMENT

                 NON-SOLICITATION AND NON-COMPETITION AGREEMENT

         This NON-SOLICITATION AND NON-COMPETITION AGREEMENT ("Agreement") is made and entered into as of this 1st day of January, 2001, by THOMAS J. KEENAN ("Employee") in favor and for the benefit of INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delaware corporation (the "Company").

                                     RECITAL

         In order to induce the Company to enter into and perform that certain Employment Agreement dated as of even date herewith between the Company and Employee (the "EMPLOYMENT AGREEMENT", capitalized terms used but not defined herein being used herein as therein defined), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee hereby agrees as follows:

         1. NON-SOLICITATION; NON-COMPETITION. During the Term of employment (as it may be extended from time to time under the Employment Agreement) and for a period of one (1) year thereafter (the Term of employment and said one year being the "NON-COMPETITION PERIOD"), Employee shall not, without the Company's prior written consent, directly or indirectly, (a) call on any person or entity who, at the time of such call, is a customer of the Company and/or any of its subsidiaries, with respect to the purchase of any goods or services which are, at the time, being offered by the Company and/or any of its subsidiaries or which are under development by the Company and/or any of its subsidiaries at the time of Employee's employment, (b) solicit or induce or attempt to solicit or induce any customer of the Company and/or any of its subsidiaries to reduce, or take any action which would reduce, its business with the Company and/or any of its subsidiaries, (c) solicit or attempt to solicit any employees of the Company and/or any of its subsidiaries to leave the employ of the Company and/or any of its subsidiaries, or (d) hire any employees or former employees of the Company and/or any of its subsidiaries or cause any entity with which Employee is affiliated or in which Employee owns an equity interest to hire any such employees or former employees. As used herein, the term "former employee" means a person who has been an employee of the Company and/or any of its subsidiaries within the twelve-month period prior to the date of determination.

         2. NOTICE OF SUBSEQUENT EMPLOYMENT. Employee agrees that during the Non-Competition Period Employee will keep the Company informed of the names and addresses of all persons, firms or corporations by or for whom he is employed from time to time, or for whom he acts as agent or consultant or in whom he may own any one percent (1%) or more equity interest; and Employee also agrees that if, during such time, he conducts any business on his own account, or as a partner or co-venturer, he shall keep the Company informed of that fact and of the nature, names and addresses of such business as conducted from time to time.

         3. BREACH. Employee agrees that a remedy at law for breach of the covenants contained herein would be inadequate, that the Company would suffer irreparable harm as a result of such breach and that in addition to any other rights and remedies of the Company for such breach, the Company shall be entitled to apply to a court of competent jurisdiction for temporary and permanent injunction or an order for specific performance of such covenants without the necessity of proving actual damage to the Company, and, if the Company prevails, to recover from Employee all costs of any such action brought by the Company, including without limitation reasonable attorneys' fees and expenses.

         4. ENFORCEMENT. It is the desire and intent of Employee that the covenants of Employee contained herein shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any particular provision(s) of this Agreement shall be adjudicated to be invalid or unenforceable, such provision(s) shall be deemed amended to provide restrictions to the fullest extent permissible, consistent with applicable law and policies, and such amendment shall apply only with respect to the particular jurisdiction in which such adjudication is made. If such deemed amendment is not allowed by the adjudicating body, the offending provision shall be deleted and the remainder of this Agreement shall not be affected. This Agreement shall be in addition to and not in lieu of any other noncompetition or similar covenants of Employee entered into prior to or after the date hereof (unless otherwise provided in a written agreement signed by the Company).

         5. MISCELLANEOUS.

         5.1. WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

         5.2. MODIFICATION; AMENDMENT. Any modification or amendment to this Agreement must be in writing and signed by the Company and Employee.

         5.3. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given as specified in Section 6.3 of the Employment Agreement.

         5.4. HEADINGS. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

         5.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         5.6. SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

         5.7. BENEFITS OF AGREEMENT. The provisions of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Employee, and shall inure to the benefit of the Company and its successors and assigns.

         5.8. REMEDIES. All rights and remedies of the Company hereunder shall be cumulative and the exercise of any right or remedy shall not preclude the exercise of another.

         5.9. INTERPRETATION; REVIEW. Employee acknowledges that he has in fact reviewed and discussed this Agreement with his counsel and that he understands and voluntarily agrees to all of the terms hereof.

         IN WITNESS WHEREOF, the undersigned Employee has executed this Agreement effective as of the day and year first above written.

                                                 /s/ Thomas J. Keenan
                                                 -------------------------------
                                                     Thomas J. Keenan